Exhibit 3.1

HRPT PROPERTIES TRUST

ARTICLES OF AMENDMENT

HRPT Properties Trust, a Maryland real estate investment trust (the "Trust"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Declaration of Trust of the Trust (the "Declaration of Trust") is hereby amended by adding a new paragraph to the end of Section 6.1 of Article VI to read as follows:

"Notwithstanding any other provision of this Declaration, the Board of Trustees may cause the outstanding Common Shares to be reverse split in order to meet listing requirements of the principal securities exchange on which the Common Shares are listed for trading or for any other purpose the Board of Trustees by unanimous vote determines to be in the best interest of the Trust. A reverse split may be accomplished by any lawful means, including by redeeming Shares pro rata or issuing new Shares in exchange for outstanding Shares in a manner so that the par value of the Common Shares are adjusted pro rata; e.g., if two outstanding Common Shares are exchanged for one new Common Share, then the par value of the new Shares shall be two times the current par value."

SECOND:  The foregoing amendment to the Declaration of Trust was advised by the Board of Trustees of the Trust and approved by the shareholders of the Trust as required by law.

THIRD:  The undersigned President acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on this 13th day of May, 2009.

ATTEST:	HRPT PROPERTIES TRUST

/s/ Jennifer B. Clark	By: /s/ John A. Mannix (SEAL)
Jennifer B. Clark	John A. Mannix
Secretary	President